SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



 Date of Report (date of earliest event reported): January 27, 2003
                                                        (January 22, 2003)

                      Furniture Brands International, Inc.
               (Exact name of Registrant as specified in charter)


        Delaware                   I-91                       43-0337683
------------------------      ---------------        -------------------------
(State of Incorporation)       (Commission                  (IRS Employer
                                File Number)             Identification Number)




                101 South Hanley Road, St. Louis, Missouri 63105
                    (Address of principal executive offices)




                                 (314) 863-1100
                         (Registrant's telephone number)

Item 5.           Other Matters


     On January 22, 2003, the Company announced operating results for the fourth quarter and full year ended December 31, 2002.

     Net sales for the fourth quarter of 2002 were $595.5 million, compared with $476.8 million in the fourth quarter of 2001, an increase of 24.9%. For the full year, net sales were $2,397.7 million, compared with $1,891.3 million for the full year 2001, an increase of 26.8%. Excluding the impact of Henredon, Drexel Heritage and Maitland-Smith, which the Company acquired as of the close of business on December 28, 2001, the Company's sales (Broyhill, Lane and Thomasville) showed year-over-year growth of 5.6% in the quarter and 6.4% for the full year.

     Net earnings for the fourth quarter were $29.3 million as compared to $22.8 million in the fourth quarter of last year. Diluted net earnings per common share were $0.52 as compared to $0.44 in the fourth quarter of 2001, an increase of 18.2%. Excluding all restructuring charges and certain non-operating income (accounted for within "Other income, net") recorded in the fourth quarter of 2001, the Company's diluted net earnings per common share in that quarter would have been $0.40. Effective January 1, 2002, the Company adopted FAS #142, which eliminated the amortization of goodwill and other intangible assets with indefinite lives. Had FAS #142 been effective in the fourth quarter of 2001, and excluding the restructuring charges and non-operating income mentioned above, diluted net earnings per common share in the quarter would have been $0.46, indicating a 13.0% increase in 2002 diluted net earnings per common share versus the comparable period in 2001.

     Net earnings for the full year 2002 were $118.8 million or $2.11 per diluted common share as compared to $58.0 million, or $1.13 per diluted common share for 2001. Had FAS #142 been effective for all of 2001, and excluding asset impairment and other restructuring charges as well as non-operating income, diluted net earnings per common share would have been $1.58, indicating a 33.5% increase for the full year 2002 versus 2001.

     The Company also announced that its current projections expect sales to be flat and earnings per share in the first quarter of 2003 to be in the $0.55 to $0.60 range as compared to $0.58 in the first quarter of 2002. Sales growth in the mid-single digits and earnings per share in the $2.40 to $2.50 range is expected for the full year 2003.


Item 7. Financial Statements and Exhibits

          (c)  Exhibit

               99   Press Release, dated January 22, 2003

                                    SIGNATURE




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                    Furniture Brands International, Inc.




                                By:  /s/  Steven W. Alstadt
                                    -----------------------------------------
                                     Steven W. Alstadt
                                     Controller and Chief Accounting Officer





Dated:  January 27, 2003

INFORMATION

FOR IMMEDIATE RELEASE






                     FURNITURE BRANDS INTERNATIONAL REPORTS
          SALES AND EARNINGS FOR THE FOURTH QUARTER AND FULL YEAR 2002



St. Louis, Missouri, January 22, 2003 -- Furniture Brands International (NYSE:FBN) announced today its financial results for the fourth quarter and full year ended December 31, 2002.

Net Sales

Net sales for the fourth quarter of 2002 were $595.5 million, compared with $476.8 million in the fourth quarter of 2001, an increase of 24.9%. For the full year, net sales were $2,397.7 million, compared with $1,891.3 million for the full year 2001, an increase of 26.8%. Excluding the impact of Henredon, Drexel Heritage and Maitland-Smith, which the company acquired as of the close of business on December 28, 2001, the company's sales (Broyhill, Lane and Thomasville) showed year-over-year growth of 5.6% in the quarter and 6.4% for the full year.

Net Earnings

Net earnings for the fourth quarter were $29.3 million, as compared to $22.8 million in the fourth quarter of last year. Diluted net earnings per common share were $0.52 as compared to $0.44 for the fourth quarter of 2001, an increase of 18.2%. Excluding all restructuring charges and certain non-operating income (accounted for within "Other income, net") recorded in the fourth quarter of 2001, the company's diluted net earnings per common share in that quarter would have been $0.40. Effective January 1, 2002, the company adopted FAS #142, which eliminated the amortization of goodwill and other intangible assets with indefinite lives. Had FAS #142 been effective in the fourth quarter of 2001, and excluding the restructuring charges and non-operating income mentioned above, diluted net earnings per common share in the quarter would have been $0.46, indicating a 13.0% increase in 2002 diluted net earnings per common share versus the comparable period in 2001.

Net earnings for the full year 2002 were $118.8 million or $2.11 per diluted common share as compared to $58.0 million, or $1.13 per diluted common share for 2001. Had FAS #142 been effective for all of 2001, and excluding asset impairment and other restructuring charges as well as non-operating income, diluted net earnings per common share would have been $1.58, indicating a 33.5% increase for the full year 2002 versus 2001.

Management Comments

W.G. (Mickey) Holliman, Chairman, President and Chief Executive Officer of Furniture Brands International, stated: "Despite a difficult business environment, 2002 was a successful year for Furniture Brands. Record sales volume was achieved in our middle-price companies - Broyhill and Lane. Both companies demonstrated sustained strength throughout the year with Lane recording extraordinary performance. By comparison, however, our companies at the upper-end -- Thomasville, Drexel Heritage, Henredon and Maitland-Smith -- reported sales essentially flat or down from 2001, tracking the softness that has affected the upper-end throughout our industry for nearly two years.

"During 2002, Furniture Brands continued its aggressive cost reduction program at each operating company. As a result, we expect operating profit margin improvement to continue in 2003, even in a flat sales environment."

Mr. Holliman continued, "During the year, we solidified our position as the industry leader in off-shore sourcing by partnering, through strategic alliances, with a limited number of the best manufacturers producing exceptional products at significant values to the consumer. Our quality control infrastructure in the Far East, represented by Furniture Brands Import Services Organization (FBISO), gives us a distinct competitive advantage over those manufacturers and retailers who import products without adequate quality control oversight. At the same time, on the distribution side, we continued to expand our dedicated retail space -- currently representing 13 million-plus square feet -- through free-standing stores and galleries across the country and beyond our borders, further solidifying our relationships with the best retailers in the industry. This 'locked-in' retail floor space provides us with a secure base of distribution, as other domestic competitors seek to replicate our sourcing programs and as Far East manufacturers may seek to sell directly into the domestic retail market. Our strategic initiatives in sourcing and distribution, along with our powerful brands, leverage our competitive advantage to expand market share penetration."

Outlook for 2003

Mr. Holliman continued, "Based on incoming order trends and discussions with our retail partners, we see no improvement in the current business climate for the near term. We will, therefore, grow our earnings by capturing market share with innovative, quality products, which will be a value to consumers across all the price points our operating companies serve. We will also continue our relentless pursuit to drive non-value added costs out of our various operations, whether in manufacturing, sales or administrative functions.

"At present, due to the continuing soft business environment at the upper-end and difficult year-over-year comparisons in our middle-price businesses, we foresee flat sales for the first quarter of 2003. We expect earnings per share in the first quarter to be in the $0.55 to $0.60 range as compared to $0.58 in the first quarter of 2002. Our expectation for the full year 2003 is for sales growth in the mid-single digits and for earnings per share in the $2.40 to $2.50 range. We will update this guidance, as is our usual custom, in early March."

Mr. Holliman concluded, "Without question, the last two years have been challenging for our company and our industry. However, Furniture Brands enjoys a solid financial position and a clear strategic vision. I am proud of our outstanding management team - the strongest in our industry - for their dedication to the company, its products, its customers and its shareholders. We will continue to build on our position as the furniture industry's undisputed leader."

Furniture Brands International is America's largest home furnishings manufacturer, manufacturing and sourcing its products under six of the best-known brand names in the industry - Broyhill, Lane, Thomasville, Henredon, Drexel Heritage and Maitland-Smith. The company markets its products across a broad spectrum of price categories and distributes its products through an extensive system of independently owned national, regional and local retailers.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the company's expected earnings per share, the prospects for the overall business environment, and other statements containing the words "expects," "anticipates," "estimates," "believes," and words of similar import. The company cautions investors that any such forward-looking statements are not guarantees of future performance and that certain factors may cause actual results to differ materially from those in the forward-looking statements. Such factors may include: overall business and economic conditions and growth in the furniture industry; changes in customer spending patterns and demand for home furnishings; competitive factors, such as design and marketing efforts by other furniture manufacturers; pricing pressures; success of the marketing efforts of retailers and the prospects for further customer failures; the company's success in furniture design and manufacture; the effects of manufacturing realignments and cost savings programs; and other risk factors listed from time to time in the company's public releases and SEC reports, including but not limited to the most recent reports on Forms 10-Q and 10-K. The company also cautions investors that our forecast for the first quarter and the full year 2003 represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.



                         FURNITURE BRANDS INTERNATIONAL

                         CONSOLIDATED OPERATING RESULTS
                     (Dollars in thousands except per share)




                                                                       Three Months Ended                 Twelve Months Ended
                                                                              December 31,                        December 31,
                                                                       2002              2001               2002             2001
                                                                    ------------      ------------     --------------    -----------

   Net sales......................................................    $595,491          $476,801         $2,397,709       $1,891,313
   Costs and expenses:
     Cost of operations...........................................     430,987           354,395          1,721,714        1,387,632
     Selling, general and administrative expenses.................     102,009            79,443            424,329          330,835
     Depreciation and amortization ...............................      12,426            12,237             49,266           55,767
     Asset impairment charges.....................................        -                _-                  -              18,000
                                                                    ------------     -------------      -------------    -----------
   Earnings from operations.......................................      50,069            30,726            202,400           99,079

   Interest expense...............................................       5,250             4,479             21,732           21,984
   Other income, net..............................................         775             8,390              3,756           10,599
                                                                    ------------     -------------      --------------   -----------
   Earnings before income tax expense.............................      45,594            34,637            184,424           87,694
   Income tax expense.............................................      16,277            11,806             65,593           29,664
                                                                    ------------     ------------       -------------    -----------
   Net earnings...................................................    $ 29,317         $  22,831        $   118,831      $    58,030
                                                                    ===========      ============       ============     ===========

   Net earnings per common share (diluted)........................      $ 0.52            $ 0.44             $ 2.11           $ 1.13
                                                                        ======            ======             ======           ======

   Average diluted common shares
     outstanding (in thousands)...................................      56,108            51,526             56,387           51,325
                                                                        ======            ======             ======           ======



Note:Effective   January  1,  2002,  the  company   adopted  FAS  142  regarding
     amortization of goodwill and other  intangible  assets.  If this accounting change had  occurred  effective  January 1, 2001,  the  company  would have reported  diluted net  earnings per common share of $0.50 and $1.35 for the three-month and twelve-month periods ended December 31, 2001, respectively.



                         FURNITURE BRANDS INTERNATIONAL

                      CONSOLIDATED CONDENSED BALANCE SHEETS
                             (Dollars in thousands)





                                                                                    December 31,           December 31,
                                                                                            2002                   2001
                                                                               -----------------      -----------------
Assets

Current assets:
  Cash and cash equivalents.........................................                $     15,074           $     15,707
  Receivables, net..................................................                     375,050                359,493
  Inventories.......................................................                     432,104                369,773
  Prepaid expenses and other current assets.........................                      27,231                 33,742
                                                                                   -------------          -------------
    Total current assets............................................                     849,459                778,715
Net property, plant and equipment ..................................                     333,371                321,640
Intangible assets...................................................                     355,488                367,305
Other assets........................................................                      29,084                 35,829
                                                                                   -------------          -------------
                                                                                      $1,567,402             $1,503,489
                                                                                      ==========             ==========

Liabilities and Shareholders' Equity

Current liabilities:
  Accrued interest expense .........................................                $      3,018           $      2,805
  Accounts payable and other accrued expenses ......................                     194,346                172,490
                                                                                    ------------            -----------
    Total current liabilities.......................................                     197,364                175,295
Long-term debt .....................................................                     374,800                454,400
Other long-term liabilities.........................................                     125,723                114,135

Shareholders' equity ...............................................                     869,515                759,659
                                                                                    ------------           ------------
                                                                                      $1,567,402             $1,503,489
                                                                                      ==========             ==========